CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Bondy Tan, President, Secretary and Treasurer of Global Innovative Systems, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the quarterly report on Form 10-QSB of Global Innovative Systems, Inc. for the period ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global Innovative Systems, Inc.

Dated: February 14, 2005

/s/ Bondy Tan
Bondy Tan
President, Secretary and Treasurer
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Global Innovative Systems, Inc. and will be retained by Global Innovative Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.